UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2008
LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Chesterfield Parkway
Malvern, PA		19355

(Address of principal executive offices)		(Zip Code)
Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 7.01 Regulation FD Disclosure.
     During the fourth quarter of 2008, Liberty Property Trust (the “Company”) and Liberty Property Limited Partnership (together with the Company, the “Registrants”) have sold or expect to sell properties, with such sales closing either in the fourth quarter of 2008 or the first quarter of 2009, with an aggregate sales price of approximately $60 million. Included in these properties are certain properties which have been sold or are expected to be sold for amounts less than their carrying value. The Registrants expect the sales of these properties to result in the recognition of an impairment of between $2 million and $4 million. As a result of these transactions, the Registrants expect the Company’s Funds from Operations (“FFO”) for 2008 to be lower than the previously announced range of $3.14-$3.16 per diluted share, with the expected range now from $3.10 to $3.14 per diluted share. A reconciliation of projected FFO to projected GAAP net income for 2008 is below:

	2008
	Low	High
Projected net income per share	$1.43	$1.47
Depreciation and amortization of unconsolidated joint ventures	0.18	0.18
Depreciation and amortization	1.85	1.89
Gain on property dispositions	(0.29)	(0.32)
Minority interest share of addbacks	(0.07)	(0.08)
Projected funds from operations per share	$3.10	$3.14
     The statements contained in this Item 7.01 include forward-looking statements within the meaning of the federal securities law. Although the Registrants believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, they can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, whether the sales referred to above are completed on the terms currently contemplated or at all, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the Registrants’ filings with the Securities and Exchange Commission. The Registrants assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ James J. Bowes
James J. Bowes
Secretary and General Counsel

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole
General Partner

By:	/s/ James J. Bowes

James J. Bowes
Secretary and General Counsel
Dated: December 18, 2008